Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lakeland Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statements of Lakeland Bancorp, Inc. and Subsidiaries (the Company) on Form S-3 (File No. 333-203408 effective April 22, 2015) and on Forms S-8 (File No. 333-189059, effective June 3, 2013; File No. 333-159664 effective June 2, 2009; File No. 333-125616, effective June 8, 2005; and File No.333-34296, effective April 7, 2000) of the Company of our reports dated March 15, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015 and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of the Company.

/s/ KPMG LLP

Short Hills, New Jersey

March 15, 2016